Exhibit 10.3

Sun Microsystems, Inc.

Changes to Named Executive Officer Base Salary and Bonus Targets

Fiscal Year 2007

Approved by the Leadership Development and Compensation Committee on November 2, 2006

Name	Title	Base Salary	Bonus Target*
Crawford W. Beveridge**	Executive Vice President, Global Government Strategy	$567,000	85%
Michael A. Dillon	Executive Vice President, General Counsel and Secretary	$450,000	85%
William N. MacGowan	Chief Human Resources Officer and Executive Vice President, People and Places	$475,000	85%

* Expressed as a percentage of the Named Executive Officer’s base salary.

** Mr. Beveridge is not currently an Executive Officer of the Company.